UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2019

Control4 Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36017	42-1583209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11734 S. Election Road Salt Lake City, Utah	84020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 523-3100

Former name or former address, if changed since last report

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CTRL	The NASDAQ Stock Market LLC

Item 8.01                                           Other Events.

In response to the recent increases and proposed increases to tariffs imposed by the U.S. Department of Commerce on certain goods manufactured in China, Control4 sent a form of the following communication to its dealers and distributors on May 16, 2019 announcing pricing changes on certain products:

Dear Valued Dealer;

On Friday May 10, 2019 the U.S. Department of Commerce and the US Trade Representative announced an unexpected and immediate increase of the Section 301 Import Tariffs for certain goods manufactured in China from a rate of 10% to 25%. Also last week, the government announced that nearly all remaining goods manufactured in China will be subject to a tariff in the coming months.

These Section 301 Import Tariffs are not paid by Chinese manufacturers, exporters, nor by the Chinese government. These import tariffs are paid by the U.S. importer of record when applicable products pass through U.S. customs on arrival. In our case, these tariffs are paid directly by Control4.

The prevailing belief until recently was that these tariffs would be short-lived and Control4 has been absorbing the payments of Section 301 Import Tariffs since their July 6, 2018 introduction without pricing increases to our Dealers, Distributors, and End-Customers. In past public communications to our Dealers and Distributors, our End-Customers, and our Public Investors, we stated our intent to absorb the then published 301 Tariffs and monitor the trade situation for changes, and then adjust accordingly should material changes occur.

With this 150% (from 10% to 25%) increase in the 301 Import Tariff rate for certain Control4, Pakedge, and Triad products, and the implications of additional goods from China also becoming subject to similar tariffs, Control4 now must immediately execute our contingency plans globally. In this context:

•                  Control4 has begun the process to transfer significant portions of our Control4, Pakedge, and Triad manufacturing and supply chain operations to countries outside China, so those products will not be subject to 301 Import Tariffs in the future. However, the consequences of this migration are that we will incur both 1) incremental near-term transition costs and 2) long-term higher run-rate costs associated with manufacturing products outside of China.

•                  Control4 is also increasing the MSRP, International Distributor, and Direct Dealer prices of a specific list (below) of Control4 products on a worldwide basis to help offset (on a global blended basis) the expected near-

term 301 Tariffs and then the ongoing higher manufacturing costs for producing our global products outside China. This new pricing for the products listed below will be effective on June 16, 2019.

We understand this change only provides you with a 30-day notice. The May 10th unilateral announcement and effective date by the U.S. Government provided less than a week’s notice and is already in effect. These global price increases enable us to support product margins earned by our Dealers and Distributors while we continue to invest in product and program innovation, which is essential to our customers and professional channel. We are committed to providing innovative products and services to our Dealers and End-Customers without disruption.

We very much appreciate the continued support and commitment of all our Dealers and Distributors worldwide. Our plan adapts to and addresses with minimized impact the most recent trade-related events. We continue to encourage the governments and trade specialists from both the United States and China to find a unified path to improve relations and resolve these disputes without further escalation. Should additional related events and consequences unfold that impact our product supply-chain in the future, we will make appropriate additional adjustments.

On the brighter side, stay tuned for exciting new product releases forthcoming and our upcoming #C4Yourself Day event on June 13th at 200+ Certified Showrooms in 80+ cities around the world.

Most sincerely,

Martin Plaehn

Chairman and CEO, Control4

Effective June 16, 2019, these new prices will go into effect for the following listed products:

USD US Dealer Direct Pricing

Product Description	SKU	New MSRP	New Dealer Price
EA-1 Controller	C4-EA1-V2
EA-1 Controller and SR260 Remote	C4-EA1-V2-SR
EA-1 Controller, SR260 Remote, and Recharging Station	C4-EA1-V2-RSK
EA-1 POE Controller	C4-EA1-POE-V2
EA-1 POE Controller and SR260 Remote	C4-EA1-POE-V2-SR
EA-1 POE Controller, SR260 Remote, and Recharging Station	C4-EA1-POE-V2-RSK
EA-3 Controller	C4-EA3-V2
EA-3 Controller, SR260 Remote, and Recharging Station	C4-EA3-V2-RSK
EA-5 Controller	C4-EA5-V2
EA-5 Controller, SR260 Remote, and Recharging Station	C4-EA5-V2-RSK
8x8 Audio Matrix Switch	TS-AMS8
24x24 Audio Matrix Switch	TS-AMS24
SR260 Remote	C4-SR260
SR260 Remote (5-Pack)	C4-SR260-5PK	PRICING REDACTED
SR260 Remote, Icon Version	C4-SR260-I
SR260 Remote, Icon Version (5-Pack)	C4-SR260-I-5PK
SR260 Remote and Recharging Station	C4-SR260RSK
SR260 Remote and Recharging Station (5-Pack)	C4-SR260RSK-5PK
SR260 Remote and Recharging Station, Icon Version	C4-SR260RSK-I
SR260 Remote and Recharging Station, Icon Version (5-Pack)	C4-SR260RSK-I-5PK
10” Tabletop Touch Screen (Black)	C4-TT10-BL
10” Tabletop Touch Screen (White)	C4-TT10-WH
10” In-Wall Touch Screen (Black)	C4-WALL10-1-BL
10” In-Wall Touch Screen (White)	C4-WALL10-1-WH
7” Tabletop Touch Screen (Black)	C4-TT7-1-BL
7” Tabletop Touch Screen (White)	C4-TT7-1-WH
7” In-Wall Touch Screen (Black)	C4-WALL7-1-BL
7” In-Wall Touch Screen (White)	C4-WALL7-1-WH

Frequently Asked Questions

Why now?

The U.S. Government made effective increased Section 301 Import Tariff rates on May 10, 2019. Control4 has been paying and absorbing prior import tariff duties without related pricing increases to Dealers, Distributors and End-Customers since July 2018. The sudden 150% increase in tariff rates from 10% to 25% and the impending increase in the number of products that will be subject to tariff triggered Control4’s swift mobilization of its contingency plans regarding: 1) relocating portions of its manufacturing and supply chain operations, and 2) increasing prices of select products globally.

Why only 30-day notice on pricing changes?

The U.S. Government provided less than a week’s notice to companies of the increase in Section 301 Import Tariff rates which were made effective on May 10, 2019. The financial implications of these sudden changes will occur quickly. Therefore, swiftly mobilizing and promptly communicating these changes is important.

Why certain products and not all products?

Control4 is optimizing for a globally blended offset to anticipated increased long-term manufacturing costs as it migrates manufacturing from China, as well as offsetting the increase in near-term tariffs at the 25% rate rather than the prior 10% rate. Control4 selected products for global pricing increases where those products’ differentiation and unique value could better support pricing increases than other products within the Control4, Pakedge, and Triad brand-families. Control4 has selected the set of unique and high-value products that can support the operating goals under these new external conditions rather than increasing all product prices, or significantly increasing the prices of only those products impacted by the Section 301 Tariffs.

Do Dealer and Distributor product margin decrease?

Control4 has published new Manufacturer’s Suggested Retail Price (MSRP) for those products whose Dealer and Distributor prices will be changing on June 16, 2019. At these new MSRPs, the product margin percentage to our Dealers and Distributors is preserved, and on unit currency (e.g., U.S. Dollars, Euros, and other currencies) basis, Dealer and Distributor margin increases when products are sold to End-Customers at MSRP.

How should Dealers handle long-lead proposal quotations containing prior pricing?

The U.S. Government provided limited notice period to companies on the increase in Section 301 Import Tariff rates and its simultaneous effective date of May 10th, 2019 for products arriving in the U.S. after May 10th, 2019. Control4 is providing 30-day notice for Dealers and Distributors for them to be able to make necessary adjustments and coordination with End-Customers holding long-lead proposals containing prior pricing. Should there be an extraordinary situation please contact your Control4 Sales Manager for review and discussion on how best to mutually proceed.

Why a global pricing increase verses only for products in the United States?

The changes in certain products’ prices are related to the offsetting, on a globally blended basis, the higher anticipated long-term manufacturing costs of our global product portfolio that will be produced more and more outside of China.

Are these changes temporary and directly tied to tariffs, or more permanent?

The changes to manufacturing and supply-chain operations are not temporary in nature. They are changes requiring significant planning and coordination and are only effective when viewed through longer-term perspectives.

Is this related to the announced planned merger with SnapAV?

No, it is not related. These actions are a result of the U.S. Government’s May 10, 2019 actions and communications of future actions.  Until the close of the transaction, SnapAV and Control4 will continue to operate independently. Because Control4 is a public company, it must receive approval from shareholders, and the transaction is subject to regulatory approvals and other customary conditions.  We anticipate closing the transaction sometime in the second half of 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Control4 Corporation

Dated: May 16, 2019	By:	/s/ Mark Novakovich
	Name:	Mark Novakovich
	Title:	Chief Financial Officer